Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 31, 2023, relating to the financial statements of TAL Education Group and the effectiveness of TAL Education Group’s internal control over financial reporting appearing in the Annual Report on Form 20-F for the year ended February 28, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China

October 20, 2023